UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 5, 2015

AYTU BIOSCIENCE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-53121	47-0883144
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

373 Inverness Parkway, Suite 206, Englewood, Colorado	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 437-6580

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 5, 2015, we entered into and closed on an Asset Purchase Agreement with FSC Laboratories, Inc. (the “Seller”). Pursuant to the agreement, we purchased assets related to the Seller’s product known as Primsol® (trimethoprim solution), including certain intellectual property and contracts, inventory, work in progress and all marketing and sales assets and materials related solely to Primsol (together, the “Primsol Business”), and assumed certain of the Seller’s liabilities, including those related to the sale and marketing of Primsol arising after the closing.

We paid $500,000 at closing for the Primsol Business and we agreed to pay an additional $141,694 payable within five days after transfer of the Primsol-related product inventory. We also agreed to pay an additional (a) $500,000 payable no later than March 31, 2016, (b) $500,000 payable no later than June 30, 2016, and (c) $250,000 payable no later than September 30, 2016 (together, the “Installment Payments”).

The agreement contains customary representations and warranties and covenants by each party. The agreement contains customary indemnification provisions by each party, including, subject to certain limitations, the indemnification by each party for any losses arising out of any breach of the other party’s representations or warranties or any breach or failure to perform any of its covenants under the agreement, as well as any liabilities related to the Primsol Business prior to the closing (as to us) and after the closing (as to the Seller). Our sole right to and source of indemnification under the agreement is an offset against the Installment Payments and payment of such offset amount into an escrow account.

The agreement also provides that for a period of one year after the closing the Seller will not directly or indirectly sell, market, promote, advertise or distribute anywhere in the world any urinary tract anti-infective pharmaceutical or treatment product containing trimethoprim.

The foregoing summary of the material terms of the agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the agreement. The agreement is filed herewith as Exhibit 10.16 and is incorporated by reference into this Current Report on Form 8-K. The press release announcing the acquisition of the Primsol Business is filed herewith as Exhibit 99.1 and is incorporated by reference into this Current Report on Form 8-K.

We are not required to provide financial statements for the Primsol Business or pro forma financial statements to reflect the acquisition of the Primsol Business because the transaction does not meet the threshold requirements of Rules 8-04 and 8-05 of Regulation S-X.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information in Item 1.01 of this Current Report is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.18	Asset Purchase Agreement between FSC Laboratories, Inc. and Aytu BioScience, Inc., dated October 5, 2015.

99.1	Press release dated October 6, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2015	AYTU BIOSCIENCE, INC.

/s/ Gregory A. Gould
	Name:	Gregory A. Gould
	Title:	Chief Financial Officer